Exhibit 99.2

Rexford Industrial

Supplemental Financial Reporting Package.

First Quarter | 2018

11127

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13
Portfolio Data:
Portfolio Overview	14
Occupancy and Leasing Trends	15
Leasing Statistics	16-17
Top Tenants and Lease Segmentation	18
Capital Expenditure Summary	19
Properties and Space Under Repositioning	20-21
Current Year Acquisitions and Dispositions Summary	22
Guidance	23
Net Asset Value Components	24
Notes and Definitions	25-28
Disclosures:
Forward Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 21, 2018. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

First Quarter 2018 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Adeel Khan	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Peter Schwab	Director
Tyler H. Rose	Director
Diana J. Ingram	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
D.A Davidson	Barry Oxford	(212) 240-9871
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
National Securities Corporation	John R. Benda	(212) 417-8127
Stifel Nicolaus & Co.	John W. Guinee	(443) 224-1307
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

First Quarter 2018 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Financial Results:
Total rental revenues	$48,433	$45,767	$43,230	$36,419	$35,001
Net income	$15,084	$14,115	$2,009	$19,855	$5,721
Net Operating Income (NOI)	$36,473	$33,615	$32,001	$26,883	$25,779
Company share of Core FFO	$21,424	$20,025	$18,049	$15,893	$15,104
Company share of Core FFO per common share - diluted	$0.27	$0.26	$0.25	$0.23	$0.23
Company share of FFO	$21,415	$19,993	$18,034	$15,873	$14,733
Company share of FFO per common share - diluted	$0.27	$0.26	$0.25	$0.23	$0.22
Adjusted EBITDA	$32,306	$30,675	$28,265	$25,360	$22,292
Dividend declared per common share	$0.160	$0.145	$0.145	$0.145	$0.145
Portfolio Statistics:
Portfolio SF - consolidated	18,741,304	18,476,809	18,044,612	16,221,646	15,069,122
Ending occupancy - consolidated portfolio	95.2%	95.5%	92.9%	91.4%	88.9%
Stabilized occupancy - consolidated portfolio	97.7%	98.2%	97.2%	96.5%	96.4%
Leasing spreads - GAAP	25.3%	27.7%	26.3%	20.4%	23.3%
Leasing spreads - cash	14.9%	18.9%	16.7%	10.6%	13.7%
Same Property Performance:
Same Property Portfolio SF	14,100,476	14,100,476	14,100,476	14,100,476	14,100,476
Same Property Portfolio ending occupancy	94.9%	95.2%	93.1%	92.2%	92.7%
Stabilized Same Property Portfolio ending occupancy	97.5%	97.9%	96.7%	96.3%	96.4%
NOI growth	9.3%	n/a	n/a	n/a	n/a
Cash NOI growth	8.3%	n/a	n/a	n/a	n/a
Capitalization:
Common stock price at quarter end	$28.79	$29.16	$28.62	$27.44	$22.52
Common shares issued and outstanding	80,441,338	78,305,187	77,337,373	70,810,523	66,375,624
Total shares and units issued and outstanding at period end (2)	82,482,513	80,323,432	79,284,781	72,785,007	68,365,436
Weighted average shares outstanding - diluted	79,196,060	78,227,824	73,068,081	68,331,234	66,626,239
5.875% Series A and Series B Cumulative Redeemable Preferred Stock	$165,000	$165,000	$90,000	$90,000	$90,000
Total equity market capitalization	$2,539,672	$2,507,231	$2,359,130	$2,087,221	$1,629,590
Total consolidated debt	$662,425	$671,657	$666,979	$564,242	$512,504
Total combined market capitalization (net debt plus equity)	$3,186,472	$3,172,268	$3,013,191	$2,638,345	$2,130,418
Ratios:
Net debt to total combined market capitalization	20.3%	21.0%	21.7%	20.9%	23.5%
Net debt to Adjusted EBITDA (quarterly results annualized)	5.0x	5.4x	5.8x	5.4x	5.6x

(1)
For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 25 and page 8 of this report, respectively.

(2)
Includes the following number of OP Units and vested LTIP units held by noncontrolling interests: 2,041,175 (Mar 31, 2018), 2,018,245 (Dec 31, 2017), 1,947,408 (Sep 30, 2017), 1,974,484 (Jun 30, 2017) and 1,989,812 (Mar 31, 2017). Excludes the following number of shares of unvested restricted stock: 226,451 (Mar 31, 2018), 190,695 (Dec 31, 2017), 257,867 (Sep 30, 2017), 312,379 (Jun 30, 2017) and 333,128 (Mar 31, 2017). Excludes unvested LTIP units and unvested performance units.

First Quarter 2018 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Assets
Land	$1,020,652	$997,588	$925,360	$763,622	$692,731
Buildings and improvements	1,098,695	1,079,746	1,051,037	923,760	816,912
Tenant improvements	50,998	49,692	47,663	43,717	39,595
Furniture, fixtures, and equipment	151	167	167	167	167
Construction in progress	45,688	34,772	33,158	25,792	21,792
Total real estate held for investment	2,216,184	2,161,965	2,057,385	1,757,058	1,571,197
Accumulated depreciation	(186,234)	(173,541)	(165,385)	(153,163)	(143,199)
Investments in real estate, net	2,029,950	1,988,424	1,892,000	1,603,895	1,427,998
Cash and cash equivalents	15,625	6,620	12,918	13,118	11,676
Restricted cash	4,211	250	—	—	6,537
Notes receivable	—	—	—	—	6,090
Rents and other receivables, net	3,328	3,664	3,040	2,644	2,921
Deferred rent receivable	17,766	15,826	14,929	13,628	12,793
Deferred leasing costs, net	12,097	12,014	10,756	9,448	9,279
Deferred loan costs, net	1,775	1,930	2,084	2,239	2,352
Acquired lease intangible assets, net(1)	45,876	49,239	49,147	41,087	33,050
Indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	11,294	7,193	4,752	4,399	5,657
Other assets	5,961	6,146	7,144	7,388	5,944
Acquisition related deposits	4,525	2,475	1,075	2,250	500
Assets associated with real estate held for sale, net(2)	8,300	12,436	—	—	—
Total Assets	$2,165,864	$2,111,373	$2,003,001	$1,705,252	$1,529,953
Liabilities
Notes payable	$659,417	$668,941	$664,209	$561,530	$509,693
Interest rate swap liability	—	219	785	1,094	1,356
Accounts payable and accrued expenses	21,441	21,134	22,190	14,298	18,005
Dividends and distributions payable	13,294	11,727	11,580	10,642	10,008
Acquired lease intangible liabilities, net(3)	17,783	18,067	18,147	10,785	8,653
Tenant security deposits	19,936	19,521	19,149	16,721	15,311
Prepaid rents	5,540	6,267	5,738	5,204	4,785
Liabilities associated with real estate held for sale(2)	132	243	—	—	—
Total Liabilities	737,543	746,119	741,798	620,274	567,811
Equity
Series A preferred stock, net ($90,000 liquidation preference)	86,651	86,651	86,651	86,651	86,651
Series B preferred stock, net ($75,000 liquidation preference)	72,443	73,062	—	—	—
Common stock	804	782	773	708	664
Additional paid in capital	1,297,391	1,239,810	1,213,123	1,027,282	912,047
Cumulative distributions in excess of earnings	(67,622)	(67,058)	(67,578)	(56,992)	(64,682)
Accumulated other comprehensive income (loss)	11,014	6,799	3,870	3,216	4,176
Total stockholders’ equity	1,400,681	1,340,046	1,236,839	1,060,865	938,856
Noncontrolling interests	27,640	25,208	24,364	24,113	23,286
Total Equity	1,428,321	1,365,254	1,261,203	1,084,978	962,142
Total Liabilities and Equity	$2,165,864	$2,111,373	$2,003,001	$1,705,252	$1,529,953

(1)	Includes net above-market tenant lease intangibles of $4,899 (March 31, 2018), $5,223 (December 31, 2017), $5,512 (September 30, 2017), $5,640 (June 30, 2017) and $5,420 (March 31, 2017).

(2)
At March 31, 2018, the properties located at 1910 Archibald Avenue and 1920 Archibald Avenue were classified as held for sale. At December 31, 2017, the properties located at 700 Allen Avenue, 1851 & 1830 Flower Street and 8900-8980 Benson Avenue were classified as held for sale.

(3)	Includes net below-market tenant lease intangibles of $17,642 (March 31, 2018), $17,919 (December 31, 2017), $17,990 (September 30, 2017), $10,102 (June 30, 2017) and $8,479 (March 31, 2017).

First Quarter 2018 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Revenues
Rental income	$40,911	$38,691	$36,748	$31,132	$29,614
Tenant reimbursements	7,293	6,757	6,279	5,172	5,155
Other income	229	319	203	115	232
Total Rental Revenues	48,433	45,767	43,230	36,419	35,001
Management, leasing, and development services	103	113	109	145	126
Interest income	—	—	—	218	227
Total Revenues	48,536	45,880	43,339	36,782	35,354
Operating Expenses
Property expenses	11,960	12,152	11,229	9,536	9,222
General and administrative	6,162	5,558	5,843	5,123	5,086
Depreciation and amortization	19,452	18,767	17,971	14,515	13,599
Total Operating Expenses	37,574	36,477	35,043	29,174	27,907
Other Expenses
Acquisition expenses	9	33	16	20	385
Interest expense	5,852	5,638	6,271	4,302	3,998
Total Other Expenses	5,861	5,671	6,287	4,322	4,383
Total Expenses	43,435	42,148	41,330	33,496	32,290
Equity in income from unconsolidated real estate entities	—	—	—	—	11
Gain (loss) on extinguishment of debt	—	47	—	—	(22)
Gains on sale of real estate	9,983	10,336	—	16,569	2,668
Net Income	15,084	14,115	2,009	19,855	5,721
Less: net income attributable to noncontrolling interest	(318)	(304)	(21)	(531)	(132)
Net income attributable to Rexford Industrial Realty, Inc.	14,766	13,811	1,988	19,324	5,589
Less: preferred stock dividends	(2,423)	(1,909)	(1,322)	(1,322)	(1,322)
Less: earnings allocated to participating securities	(97)	(83)	(80)	(156)	(91)
Net income attributable to common stockholders	$12,246	$11,819	$586	$17,846	$4,176

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.16	$0.15	$0.01	$0.26	$0.06
Net income attributable to common stockholders per share - diluted	$0.15	$0.15	$0.01	$0.26	$0.06

Weighted average shares outstanding - basic	78,694,161	77,771,084	72,621,219	67,920,773	66,341,138
Weighted average shares outstanding - diluted	79,196,060	78,227,824	73,068,081	68,331,234	66,626,239

First Quarter 2018 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended March 31,
	2018	2017
Rental Revenues
Rental income	$40,911	$29,614
Tenant reimbursements	7,293	5,155
Other income	229	232
Total Rental Revenues	48,433	35,001
Management, leasing, and development services	103	126
Interest income	—	227
Total Revenues	48,536	35,354
Operating Expenses
Property expenses	11,960	9,222
General and administrative	6,162	5,086
Depreciation and amortization	19,452	13,599
Total Operating Expenses	37,574	27,907
Other Expenses
Acquisition expenses	9	385
Interest expense	5,852	3,998
Total Other Expenses	5,861	4,383
Total Expenses	43,435	32,290
Equity in income from unconsolidated real estate entities	—	11
Gain on extinguishment of debt	—	(22)
Gains on sale of real estate	9,983	2,668
Net Income	15,084	5,721
Less: net income attributable to noncontrolling interest	(318)	(132)
Net income attributable to Rexford Industrial Realty, Inc.	14,766	5,589
Less: preferred stock dividends	(2,423)	(1,322)
Less: earnings allocated to participating securities	(97)	(91)
Net income attributable to common stockholders	$12,246	$4,176

First Quarter 2018 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net Income	$15,084	$14,115	$2,009	$19,855	$5,721
Add:
Depreciation and amortization	19,452	18,767	17,971	14,515	13,599
Deduct:
Gains on sale of real estate	9,983	10,336	—	16,569	2,668
Gain on acquisition of unconsolidated joint venture property	—	—	—	—	11
Funds From Operations (FFO)	24,553	22,546	19,980	17,801	16,641
Less: preferred stock dividends	(2,423)	(1,909)	(1,322)	(1,322)	(1,322)
Less: FFO attributable to noncontrolling interests(2)	(557)	(506)	(491)	(468)	(449)
Less: FFO attributable to participating securities(3)	(158)	(138)	(133)	(138)	(137)
Company share of FFO	$21,415	$19,993	$18,034	$15,873	$14,733

Company share of FFO per common share‐basic	$0.27	$0.26	$0.25	$0.23	$0.22
Company share of FFO per common share‐diluted	$0.27	$0.26	$0.25	$0.23	$0.22

FFO	$24,553	$22,546	$19,980	$17,801	$16,641
Adjust:
Acquisition expenses	9	33	16	20	385
Core FFO	24,562	22,579	19,996	17,821	17,026
Less: preferred stock dividends	(2,423)	(1,909)	(1,322)	(1,322)	(1,322)
Less: Core FFO attributable to noncontrolling interests(2)	(557)	(507)	(492)	(468)	(460)
Less: Core FFO attributable to participating securities(3)	(158)	(138)	(133)	(138)	(140)
Company share of Core FFO	$21,424	$20,025	$18,049	$15,893	$15,104

Company share of Core FFO per common share‐basic	$0.27	$0.26	$0.25	$0.23	$0.23
Company share of Core FFO per common share‐diluted	$0.27	$0.26	$0.25	$0.23	$0.23

Weighted-average shares outstanding-basic	78,694,161	77,771,084	72,621,219	67,920,773	66,341,138
Weighted-average shares outstanding-diluted(4)	79,196,060	78,227,824	73,068,081	68,331,234	66,626,239

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	Noncontrolling interests represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than us.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.

(4)	Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and operating partnership units if their effect is dilutive for the reported period.

First Quarter 2018 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Funds From Operations(2)	$24,553	$22,546	$19,980	$17,801	$16,641
Add:
Amortization of deferred financing costs	311	294	290	288	275
Non-cash stock compensation	1,727	1,328	1,330	1,394	1,346
Straight line corporate office rent expense adjustment	(41)	(30)	(19)	(36)	(36)
(Gain) loss on extinguishment of debt	—	(47)	—	—	22
Deduct:
Preferred stock dividends	2,423	1,909	1,322	1,322	1,322
Straight line rental revenue adjustment(3)	1,969	1,478	1,307	996	956
Amortization of net below-market lease intangibles	1,116	1,067	885	201	117
Capitalized payments(4)	1,013	1,024	1,219	1,021	976
Note payable premium amortization	(1)	38	37	36	58
Recurring capital expenditures(5)	854	826	452	857	390
2nd generation tenant improvements and leasing commissions(6)	983	1,480	1,618	900	1,241
Adjusted Funds From Operations (AFFO)	$18,193	$16,269	$14,741	$14,114	$13,188

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.

(3)
The straight line rental revenue adjustment includes concessions of $1,627, $1,029, $1,019, $851 and $612 for the three months ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

(4)	Includes capitalized interest, and leasing and construction development compensation.

(5)
Excludes nonrecurring capital expenditures of $11,392, $11,255, $9,259, $9,007 and $5,700 for the three months ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

(6)
Excludes 1st generation tenant improvements/space preparation and leasing commissions of $257, $1,099, $860, $370 and $561 for the three months ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

First Quarter 2018 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Rental income	$40,911	$38,691	$36,748	$31,132	$29,614
Tenant reimbursements	7,293	6,757	6,279	5,172	5,155
Other income	229	319	203	115	232
Total Rental Revenues	48,433	45,767	43,230	36,419	35,001
Property Expenses	11,960	12,152	11,229	9,536	9,222
Net Operating Income (NOI)	$36,473	$33,615	$32,001	$26,883	$25,779
Amortization of above/below market lease intangibles	(1,116)	(1,067)	(885)	(201)	(117)
Straight line rental revenue adjustment	(1,969)	(1,478)	(1,307)	(996)	(956)
Cash NOI	$33,388	$31,070	$29,809	$25,686	$24,706

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Net income	$15,084	$14,115	$2,009	$19,855	$5,721
Interest expense	5,852	5,638	6,271	4,302	3,998
Proportionate share of interest expense from
unconsolidated joint ventures	—	—	—	—	—
Depreciation and amortization	19,452	18,767	17,971	14,515	13,599
Gains on sale of real estate	(9,983)	(10,336)	—	(16,569)	(2,668)
Gain on sale of real estate from unconsolidated joint ventures	—	—	—	—	(11)
EBITDAre	$30,405	$28,184	$26,251	$22,103	$20,639
Stock-based compensation amortization	1,727	1,328	1,330	1,394	1,346
(Gain) loss on extinguishment of debt	—	(47)	—	—	22
Acquisition expenses	9	33	16	20	385
Pro forma effect of acquisitions(2)	395	1,181	668	2,000	(15)
Pro forma effect of dispositions(3)	(230)	(4)	—	(157)	(85)
Adjusted EBITDA	$32,306	$30,675	$28,265	$25,360	$22,292

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
Represents the estimated impact on Q1’18 EBITDAre of Q1’18 acquisitions as if they had been acquired January 1, 2018, the impact on Q4’17 EBITDAre of Q4’17 acquisitions as if they had been acquired October 1, 2017, the impact on Q3’17 EBITDAre of Q3’17 acquisitions as if they had been acquired July 1, 2017, the impact on Q2’17 EBITDAre of Q2’17 acquisitions as if they had been acquired April 1, 2017, and the impact on Q1’17 EBITDAre of Q1’17 acquisitions as if they had been acquired January 1, 2017. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.

(3)
Represents the impact on Q1’18 EBITDAre of Q1’18 dispositions as if they had been sold as of January 1, 2018, the impact on Q4’17 EBITDAre of Q4’17 dispositions as if they had been sold as of October 1, 2017, the impact on Q2’17 EBITDAre of Q2’17 dispositions as if they had been sold as of April 1, 2017, and the impact on Q1’17 EBITDAre of Q1’17 dispositions as if they had been sold as of January 1, 2017. See page 22 for details related to current year disposition properties.

First Quarter 2018 Supplemental Financial Reporting Package	Page 10

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended March 31,
	2018	2017	$ Change	% Change
Rental income(2)	$31,145	$28,575	$2,570	9.0%
Tenant reimbursements	5,056	5,004	52	1.0%
Other income	221	201	20	10.0%
Total rental revenues	36,422	33,780	2,642	7.8%
Property expenses	8,997	8,680	317	3.7%
Same property portfolio NOI	$27,425	$25,100	$2,325	9.3%	(2)(3)
Straight-line rents	(1,324)	(928)	(396)	42.7%
Amort. above/below market leases	(68)	(142)	74	(52.1)%
Same property portfolio Cash NOI	$26,033	$24,030	$2,003	8.3%	(2)(3)

Same Property Portfolio Summary:

Same Property Portfolio
Number of properties	127
Square Feet	14,100,476

Same Property Portfolio Occupancy:

	March 31, 2018		March 31, 2017		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(4)	Same Property Portfolio	Stabilized Same Property Portfolio(5)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	96.1%	98.9%	93.3%	98.8%	280 bps	10 bps
Orange County	93.7%	96.9%	92.4%	97.6%	130 bps	(70) bps
San Bernardino County	98.9%	98.9%	91.9%	91.9%	700 bps	700 bps
Ventura County	86.0%	92.6%	88.1%	90.5%	(210) bps	210 bps
San Diego County	95.8%	95.8%	95.7%	95.7%	10 bps	10 bps
Total/Weighted Average	94.9%	97.5%	92.7%	96.4%	220 bps	110 bps

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
Rental income includes lease termination fees of $124 thousand and $4 thousand for the three months ended March 31, 2018 and March 31, 2017, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 8.8% and Same Property Portfolio Cash NOI increased by approximately 7.8% during the three months ended March 31, 2018, compared to the three months ended March 31, 2017, respectively.

(3)
Excluding the operating results of properties under repositioning or lease-up in 2017 and 2018 (see page 27 for a list of these properties), Same Property Portfolio NOI increased by approximately 7.4% and Same Property Portfolio Cash NOI increased by approximately 8.0% during the three months ended March 31, 2018, compared to the three months ended March 31, 2017, respectively.

(4)
Reflects the occupancy of our Same Property Portfolio as of March 31, 2018, adjusted for space aggregating 376,385 rentable square feet at five of our properties that were classified as repositioning or lease-up as of March 31, 2018. For additional details, refer to pages 20-21 of this report.

(5)
Reflects the occupancy of our Same Property Portfolio as of March 31, 2017, adjusted for space aggregating 534,924 rentable square feet at nine of our properties that were classified as repositioning or lease-up as of March 31, 2017.

First Quarter 2018 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of March 31, 2018

Description	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Common shares outstanding(1)	80,441,338	78,305,187	77,337,373	70,810,523	66,375,624
Operating partnership units outstanding(2)	2,041,175	2,018,245	1,947,408	1,974,484	1,989,812
Total shares and units outstanding at period end	82,482,513	80,323,432	79,284,781	72,785,007	68,365,436
Share price at end of quarter	$28.79	$29.16	$28.62	$27.44	$22.52
Common Stock and Operating Partnership Units - Capitalization	$2,374,672	$2,342,231	$2,269,130	$1,997,221	$1,539,590
5.875% Series A Cumulative Redeemable Preferred Stock(3)	90,000	90,000	90,000	90,000	90,000
5.875% Series B Cumulative Redeemable Preferred Stock(4)	75,000	75,000	—	—	—
Total Equity Market Capitalization	$2,539,672	$2,507,231	$2,359,130	$2,087,221	$1,629,590

Total Debt	$662,425	$671,657	$666,979	$564,242	$512,504
Less: Cash and cash equivalents	(15,625)	(6,620)	(12,918)	(13,118)	(11,676)
Net Debt	$646,800	$665,037	$654,061	$551,124	$500,828
Total Combined Market Capitalization (Net Debt plus Equity)	$3,186,472	$3,172,268	$3,013,191	$2,638,345	$2,130,418

Net debt to total combined market capitalization	20.3%	21.0%	21.7%	20.9%	23.5%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	5.0x	5.4x	5.8x	5.4x	5.6x

(1)	Excludes the following number of shares of unvested restricted stock: 226,451 (Mar 31, 2018), 190,695 (Dec 31, 2017), 257,867 (Sep 30, 2017), 312,379 (Jun 30, 2017) and 333,128 (Mar 31, 2017).

(2)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, LP, that are owned by unit holders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our operating partnership. As of March 31, 2018, includes 157,539 vested LTIP Units and excludes 305,894 unvested LTIP Units and 703,248 unvested performance units.

(3)	Value based on 3,600,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(4)	Value based on 3,000,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(5)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

First Quarter 2018 Supplemental Financial Reporting Package	Page 12

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of March 31, 2018

Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance	Expiration Date of Effective Swaps
Secured Debt:
$60M Term Loan	8/1/2019(2)	LIBOR + 1.90%	3.816%	$58,695	2/15/2019
Gilbert/La Palma	3/1/2031	5.125%	5.125%	2,730	--
Unsecured Debt:
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(3)	3.098%	100,000	12/14/2018; 8/14/2021(4)
$350M Revolving Credit Facility(5)	2/12/2021(6)	LIBOR +1.10%(3)	2.983%	51,000	--
$225M Term Loan Facility	1/14/2023	LIBOR +1.20%(3)	2.549%	125,000	1/14/2022
$225M Term Loan Facility(7)	1/14/2023	LIBOR +1.20%(3)	3.083%	100,000	--
$100M Senior Notes	8/6/2025	4.29%	4.290%	100,000	--
$125M Senior Notes	7/13/2027	3.93%	3.930%	125,000	--
Total Consolidated:			3.392%	$662,425

(1)	Includes the effect of interest rate swaps effective as of March 31, 2018, and excludes the effect of discounts, deferred loan costs and the facility fee.

(2)	One additional one-year extension is available, provided that certain conditions are satisfied.

(3)
The applicable LIBOR margin ranges from 1.10% to 1.50% per annum for the revolving credit facility, 1.20% to 1.70% per annum for the $100M term loan facility and 1.20% to 1.70% per annum for the $225M term loan facility depending on the ratio of our outstanding consolidated indebtedness to the value of our consolidated gross asset value (measured on a quarterly basis). As a result, the effective interest rate will fluctuate from period to period.

(4)
We have an interest rate swap that will effectively fix the $100 million term loan facility at 1.764% plus an applicable LIBOR margin from December 14, 2018 (the expiration date of the current swap) through August 14, 2021.

(5)
The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% per annum depending on the ratio of our outstanding consolidated indebtedness to the value of our consolidated gross asset value, which is measured on a quarterly basis.

(6)	Two additional six-month extensions are available, provided that certain conditions are satisfied.

(7)	We have an interest rate swap that will effectively fix $100 million of this $225 million term loan at 1.406% plus an applicable LIBOR margin from August 14, 2018 through January 14, 2022.

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(1)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed(2)	5.9	3.49%	3.49%	$511,425	77%
Variable(2)	4.1	LIBOR + 1.17%	3.05%	$151,000	23%
Secured	1.9		3.87%	$61,425	9%
Unsecured	5.8		3.34%	$601,000	91%

(1)	The weighted average remaining term to maturity of our consolidated debt is 5.5 years.

(2)	If all of our interest rate swaps were effective as of March 31, 2018, our consolidated debt would be 92% fixed and 8% variable. See footnote (6) above.

Debt Maturity Schedule:
Year	Secured(1)	Unsecured	Total	% Total	Effective Interest Rate
2018	$—	$—	$—	—%	—%
2019	58,695	—	58,695	9%	3.816%
2020	—	—	—	—%	—%
2021	—	51,000	51,000	8%	2.983%
2022	—	100,000	100,000	15%	3.098%
Thereafter	2,730	450,000	452,730	68%	3.448%
Total	$61,425	$601,000	$662,425	100%	3.392%

(1)	Excludes the effect of scheduled monthly principal payments on amortizing loans.

First Quarter 2018 Supplemental Financial Reporting Package	Page 13

Portfolio Overview.
At March 31, 2018	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				In-Place ABR(2)
Market	# Properties	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	7	387,310	150,411	537,721	100.0%	100.0%	100.0%	100.0%	$5,413	$10.07
Greater San Fernando Valley	24	2,622,856	111,346	2,734,202	98.6%	—%	94.6%	98.6%	25,854	$10.00
Mid-Counties	11	672,090	313,662	985,752	100.0%	100.0%	100.0%	100.0%	9,192	$9.32
San Gabriel Valley	16	1,872,001	87,421	1,959,422	92.1%	100.0%	92.4%	99.4%	15,263	$8.43
South Bay	20	1,094,864	1,612,208	2,707,072	93.2%	100.0%	97.3%	99.2%	23,573	$8.95
Los Angeles County	78	6,649,121	2,275,048	8,924,169	96.1%	95.1%	95.8%	99.2%	79,295	$9.27

North Orange County	6	874,012	—	874,012	93.2%	—%	93.2%	93.2%	7,164	$8.79
OC Airport	6	601,782	—	601,782	85.9%	—%	85.9%	98.1%	5,324	$10.30
South Orange County	3	329,458	—	329,458	100.0%	—%	100.0%	100.0%	3,011	$9.14
West Orange County	5	493,730	156,546	650,276	100.0%	100.0%	100.0%	100.0%	5,502	$8.46
Orange County	20	2,298,982	156,546	2,455,528	93.7%	100.0%	94.1%	97.1%	21,001	$9.09

Inland Empire East	1	63,675	—	63,675	81.5%	—%	81.5%	81.5%	338	$6.51
Inland Empire West	21	1,663,267	2,070,534	3,733,801	99.5%	96.9%	98.1%	98.1%	26,014	$7.11
San Bernardino County	22	1,726,942	2,070,534	3,797,476	98.9%	96.9%	97.8%	97.8%	26,352	$7.10

Ventura	13	1,605,785	138,700	1,744,485	86.0%	100.0%	87.1%	93.1%	13,144	$8.65
Ventura County	13	1,605,785	138,700	1,744,485	86.0%	100.0%	87.1%	93.1%	13,144	$8.65

Central San Diego	12	1,103,947	—	1,103,947	95.9%	—%	95.9%	95.9%	12,449	$11.76
North County San Diego	7	638,998	—	638,998	95.7%	—%	95.7%	95.7%	6,402	$10.47
South County San Diego	1	76,701	—	76,701	95.1%	—%	95.1%	95.1%	698	$9.57
San Diego County	20	1,819,646	—	1,819,646	95.8%	—%	95.8%	95.8%	19,549	$11.21
CONSOLIDATED TOTAL / WTD AVG	153	14,100,476	4,640,828	18,741,304	94.9%	96.2%	95.2%	97.7%	$159,341	$8.93

(1)
Excludes space aggregating 487,731 square feet at six of our properties that were in various stages of repositioning or lease-up as of March 31, 2018. See pages 20-21 for additional details on these properties.

(2)	See page 25 for definition and details on how these amounts are calculated.

First Quarter 2018 Supplemental Financial Reporting Package	Page 14

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	June 30, 2017	Mar 31, 2017
Occupancy:(1)
Los Angeles County	95.8%	95.3%	92.9%	90.5%	89.8%
Orange County	94.1%	97.1%	91.1%	92.0%	92.7%
San Bernardino County	97.8%	99.4%	99.0%	95.2%	92.0%
Ventura County	87.1%	86.0%	85.1%	83.1%	88.1%
San Diego County	95.8%	96.3%	91.7%	95.7%	79.8%
Total/Weighted Average	95.2%	95.5%	92.9%	91.4%	88.9%

Consolidated Portfolio SF	18,741,304	18,476,809	18,044,612	16,221,646	15,069,122

Leasing Activity:

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Leasing Activity (SF):(2)
New leases(3)	281,844	506,581	678,882	310,950	423,766
Renewal leases(3)	566,551	574,522	614,175	469,766	439,602
Gross leasing	848,395	1,081,103	1,293,057	780,716	863,368

Expiring leases	847,706	935,035	942,721	663,128	914,098
Expiring leases - placed into repositioning	65,762	124,470	28,830	107,965	334,689
Net absorption	(65,073)	21,598	321,506	9,623	(385,419)
Retention rate(4)	68%	64%	66%	71%	57%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
GAAP Rent Change	25.3%	27.7%	26.3%	20.4%	23.3%
Cash Rent Change	14.9%	18.9%	16.7%	10.6%	13.7%

(1)	See page 14 for the occupancy by county of our total consolidated portfolio excluding repositioning space.

(2)	Excludes month-to-month tenants.

(3)
Renewal leasing activity for Q1'18, Q4'17, Q3'17 Q2'17and Q1'17 excludes relocations/expansions within Rexford’s portfolio totaling 13,608, 27,222, 9,493, zero and 77,738 rentable square feet, respectively, which are included as part of new leasing activity.

(4)
Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage noted in (3) above, divided by expiring lease square footage (excluding expiring lease square footage placed into repositioning).

First Quarter 2018 Supplemental Financial Reporting Package	Page 15

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
First Quarter 2018:
New	47	281,844	4.8
Renewal	70	566,551	2.8
Total/Weighted Average	117	848,395	3.5

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
First Quarter 2018:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Average Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(3)
New(1)	$12.00	$9.09	32.0%	1.1	$11.58	$9.80	18.1%	$3.93
Renewal(2)	$10.66	$8.65	23.1%	0.6	$10.46	$9.19	13.8%	$0.23
Weighted Average	$10.97	$8.75	25.3%	0.7	$10.72	$9.33	14.9%	$1.08

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(4)	Uncommenced New Leases: Leased SF(4)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(5)(6)	In-Place + Uncommenced ABR (in thousands)(5)(6)	In-Place + Uncommenced ABR per SF(6)
Los Angeles County	362,973	14,643	96.0%	$608	$79,903	$9.33
Orange County	76,094	2,640	94.3%	88	21,089	$9.11
San Bernardino County	65,828	1,968	97.8%	155	26,507	$7.13
San Diego County	62,443	10,450	96.4%	189	19,738	$11.25
Ventura County	103,197	39,938	89.4%	411	13,555	$8.69
Total/Weighted Average	670,535	69,639	95.6%	$1,451	$160,792	$8.98

(1)
GAAP and cash rent statistics and turnover costs for new leases exclude 10 leases aggregating 113,185 rentable square feet for which there was no comparable lease data. Of these 10 excluded leases, four leases aggregating 35,282 rentable square feet relate to repositioning properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.

(2)
GAAP and cash rent statistics and turnover costs for renewal leases excludes one lease for 1,205 rentable square feet for which there was no comparable lease data, due to either (i) space with different lease structures or (ii) lease terms shorter than six months.

(3)	Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period.

(4)	Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of March 31, 2018.

(5)	Includes $692 thousand of annualized base rent under Uncommenced New Leases and $759 thousand of incremental annualized base rent under Uncommenced Renewal Leases.

(6)	See page 25 for further details on how these amounts are calculated.

First Quarter 2018 Supplemental Financial Reporting Package	Page 16

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of March 31, 2018:

Year of Lease Expiration	# of Leases Expiring	Total Rentable SF	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	357,832	$—	$—
Current Repositioning(1)	—	471,857	—	$—
MTM Tenants	88	213,271	2,052	$9.62
2018	251	1,721,251	16,519	$9.60
2019	319	2,820,447	25,551	$9.06
2020	307	3,978,195	34,074	$8.57
2021	184	3,736,241	31,657	$8.47
2022	105	1,866,040	15,820	$8.48
2023	55	1,070,802	10,835	$10.12
2024	14	757,895	7,260	$9.58
2025	7	202,165	2,249	$11.13
2026	6	273,904	3,235	$11.81
2027	6	220,311	2,077	$9.43
Thereafter	8	1,051,093	9,463	$9.00
Total Portfolio	1,350	18,741,304	$160,792	$8.98

(1)
Represents space at five of our properties that were classified as current repositioning as of March 31, 2018. Excludes completed repositioning properties and properties in lease-up. See pages 20-21 for additional details on these properties.

First Quarter 2018 Supplemental Financial Reporting Package	Page 17

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Federal Express Corporation	South Bay	173,596	1.5%	$13.94	11/30/2032(1)
32 Cold, LLC	Central LA	149,157	1.4%	$14.64	3/31/2026(2)
Command Logistics Services, Inc.	South Bay	340,672	1.3%	$6.25	9/30/2020(3)
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	1.3%	$6.28	6/30/2020
Triscenic Production Services, Inc.	Greater San Fernando Valley	255,303	1.2%	$7.60	3/31/2022(4)
Universal Technical Institute of Southern California, LLC	South Bay	142,593	1.2%	$13.29	8/31/2030
Southland Industries, Inc.	West Orange County	207,953	1.2%	$9.00	5/31/2028
Dendreon Corporation	West Orange County	170,865	0.9%	$8.87	12/31/2019
Undisclosed high-end luxury car company	Greater San Fernando Valley	167,425	0.9%	$8.92	8/31/2022(5)
Warehouse Specialists, Inc.	San Gabriel Valley	245,961	0.9%	$6.00	2/28/2021
Top 10 Total / Weighted Average		2,172,873	11.8%	$8.71

(1)	Includes (i) 30,160 rentable square feet expiring September 30, 2027, and (ii) 143,436 rentable square feet expiring November 30, 2032.

(2)	Includes (i) 78,280 rentable square feet expiring September 30, 2025, and (ii) 70,877 rentable square feet expiring March 31, 2026.

(3)	Includes (i) 111,769 rentable square feet expiring June 30, 2018, and (ii) 228,903 rentable square feet expiring September 30, 2020.

(4)	Includes (i) 38,766 rentable square feet expiring November 30, 2019, (ii) 147,318 rentable square feet expiring September 30, 2021, and (iii) 69,219 rentable square feet expiring March 31, 2022.

(5)
Includes (i) 16,868 rentable square feet expiring April 30, 2020, (ii) 21,697 rentable square feet expiring November 30, 2019, (iii) 20,310 rentable square feet expiring May 31, 2020, and (iv) 108,550 rentable square feet expiring August 31, 2022.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable SF	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	780	1,657,001	1,753,419	94.5%	94.5%	$19,916	12.4%	$12.02
5,000 - 9,999	191	1,341,417	1,471,651	91.2%	96.2%	14,622	9.1%	$10.90
10,000 - 24,999	226	3,633,324	4,066,213	89.4%	95.0%	35,709	22.2%	$9.83
25,000 - 49,999	73	2,624,783	2,624,783	100.0%	100.0%	23,402	14.5%	$8.92
>50,000	80	8,655,090	8,825,238	98.1%	100.0%	67,143	41.8%	$7.76
Total / Weighted Average	1,350	17,911,615	18,741,304	95.6%	98.1%	$160,792	100.0%	$8.98

(1)	See page 25 for further details on how these amounts are calculated.

First Quarter 2018 Supplemental Financial Reporting Package	Page 18

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Quarter ended March 31, 2018

	Year to Date
	Total	SF(1)	PSF
Tenant Improvements and Space Preparation:
New Leases‐1st Generation	$139	145,236	$0.96
New Leases‐2nd Generation	278	234,256	$1.19
Renewals	74	217,436	$0.34
Total Tenant Improvements and Space Preparation	$491

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$118	42,397	$2.78
New Leases‐2nd Generation	549	216,699	$2.53
Renewals	82	207,707	$0.39
Total Leasing Commissions & Lease Costs	$749

Total Recurring Capex	$854	18,765,796	$0.05
Recurring Capex % of NOI	2.3%
Recurring Capex % of Operating Revenue	1.8%

Nonrecurring Capex:
Development and Repositioning(2)	$7,281
Other Repositioning(3)	3,202
Other(4)	909
Total Nonrecurring Capex	$11,392	9,944,261	$1.15

Other Capitalized Costs(5)	$1,118

(1)
For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.

(2)	Includes capital expenditures related to properties that were under development or repositioning as of March 31, 2018. For details on these properties see pages 20-21.

(3)	Includes capital expenditures related to other space under repositioning or renovation that are not included on pages 20-21 due to smaller space size or limited downtime for completion.

(4)	Includes other nonrecurring capital expenditures including, but not limited to, costs incurred for replacements of either roof or parking lots, and ADA related construction.

(5)
Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on development, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the development and construction periods of repositioning or development projects.

First Quarter 2018 Supplemental Financial Reporting Package	Page 19

Properties and Space Under Repositioning. (1)
As of March 31, 2018	(unaudited results, in thousands, except square feet)

					Same Property Portfolio	Estimated Construction Period
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repo/ Lease-Up	Est. Development Rentable Square Feet(2)	Total Property Leased % 3/31/18	2018	Start	Target Completion	Est. Period until Stabilized (months)(3)	Purchase Price	Projected Repo Costs	Projected Total Investment(4)	Cumulative Investment to Date(5)	Actual Quarterly Cash NOI 1Q-2018(6)		Est. Annual Stabilized Cash NOI(7)
CURRENT REPOSITIONING:
14750 Nelson - Repositioning	138,090	138,090	—	0%	Y	3Q-2016	2Q-2018	8 - 11	$12,718	$8,385	$21,103	$18,355	$(21)		$1,466
14750 Nelson - Development	—	—	63,900	0%	N	3Q-2016	3Q-2018	10 - 12	$2,282	$5,634	$7,916	$5,911	$—		$689
14750 Nelson (San Gabriel Valley)	138,090	138,090	63,900	0%		3Q-2016	3Q-2018	8 - 12	$15,000	$14,019	$29,019	$24,266	$(21)		$2,155
301-445 Figueroa Street (South Bay)(8)	133,650	52,200	—	61%	Y	4Q-2016	3Q-2018	6 - 9	$13,000	$4,035	$17,035	$16,152	$59		$1,266
28903 Avenue Paine - Repositioning	111,346	111,346	—	0%		1Q-2017	2Q-2018	5 - 10	$11,545	$3,794	$15,339	$13,679	$(29)		$939
28903 Avenue Paine - Development	—	—	115,817	0%		1Q-2017	1Q-2019	12 - 15	$5,515	$9,275	$14,790	$5,606	$—		$966
28903 Avenue Paine (SF Valley)	111,346	111,346	115,817	0%	N	1Q-2017	1Q-2019	5 - 15	$17,060	$13,069	$30,129	$19,285	$(29)		$1,905
2722 Fairview Street (OC Airport)	116,575	58,802	—	50%	Y	1Q-2018	2Q-2018	8 - 12	$17,800	$1,436	$19,236	$17,872	$290		$1,177
TOTAL/WEIGHTED AVERAGE	499,661	360,438	179,717	28%					$62,860	$32,559	$95,419	$77,575	$299	(9)	$6,503

LEASE-UP:
1601 Alton Pkwy. (OC Airport)	124,988	15,874	—	87%	Y	4Q-2014	4Q-2017	6 - 8	$13,276	$7,072	$20,348	$20,348	$267	(9)	$1,495

FUTURE REPOSITIONING:
9615 Norwalk Blvd. (Mid-Counties)	38,362	—	201,808	100%	Y	2Q-2018	2Q-2019	TBD	$9,642	$14,803	$24,445	$10,141	$213		$1,556
15401 Figueroa Street (South Bay)	38,584	—	—	100%	N	2Q-2018	3Q-2018	9 - 12	$4,435	$444	$4,879	$4,438	$40		$281
TOTAL/WEIGHTED AVERAGE	76,946	—	201,808	100%					$14,077	$15,247	$29,324	$14,579	$253		$1,837

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)	Represents the estimated rentable square footage upon completion of current and future development projects.

(3)
Represents the estimated remaining number of months, as of March 31, 2018, for the property to reach stabilization. Includes time to complete construction and lease-up the property. Actual number of months required to reach stabilization may vary materially from our estimates. See page 27 for a definition of Stabilization Date - Properties and Space Under Repositioning.

(4)
Projected total investment includes the purchase price of the property and our current estimate of total expected nonrecurring capital expenditures to be incurred on each repositioning and development project to reach completion. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(5)	Cumulative investment-to-date includes the purchase price of the property and subsequent costs incurred for nonrecurring capital expenditures.

(6)
Represents the actual cash NOI for each property for the three months ended March 31, 2018. For a definition/discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(7)
Represents managements estimate of each property’s annual cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(8)
All 14 units at 301-445 Figueroa are being repositioned in various phases. As of March 31, 2018, the property consists of: five units (57,220 RSF) that have been completed and leased; five units (45,240 RSF) that have been completed and are vacant; one unit (6,960 RSF) that is currently undergoing repositioning; and three units (24,230 RSF) in which repositioning has not yet started. We estimate that the latter four units (31,190 RSF) will be completed by the end of 3Q-2018. The projected total investment and estimated annual stabilized Cash NOI presented above reflect the repositioning of all 14 units.

(9)
Actual NOI for the three months ended March 31, 2018, reflects the capitalization of $175 thousand of real estate property taxes and insurance for current repositioning and $3 thousand for lease-up properties. respectively. We will continue to capitalize taxes and insurance during the period in which construction is taking place to get each repositioning property ready for its intended use.

First Quarter 2018 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning (Continued). (1)
As of March 31, 2018	(unaudited results, in thousands, except square feet)

Repositioning Space

			Same Property Portfolio	Estimated Construction Period
Property (Submarket)	Property Rentable Square Feet	Space Under Repositioning/Lease-Up	2018	Start	Target Completion	Est. Period until Stabilized (months)(2)	Projected Total Investment(3)	Repositioning Costs Incurred to Date	Total Property Leased % 3/31/18	Actual Quarterly Cash NOI 1Q-2018(4)		Estimated Annual Stabilized Cash NOI(5)
CURRENT REPOSITIONING:
3233 Mission Oaks Blvd. - Unit 3233 (Ventura)(6)	461,210	111,419	Y	2Q-2017	4Q-2018	15 - 18	$7,080	$1,181	67%	$(11)	(7)	$852

STABILIZED:
3233 Mission Oaks Blvd. - Unit H (Ventura)	461,210	—	Y	N/A	N/A	--	$1,135	$1,000	67%	$32		$288

Stabilized Repositionings: Properties and Space

Property (Submarket)		Rentable Square Feet				Stabilized Period				Stabilized Yield
7110 Rosecrans Ave. (South Bay)		73,439				2Q-2015				7.9%
7900 Nelson Rd. (SF Valley)		202,905				4Q-2015				6.6%
605 8th Street (SF Valley)		55,715				4Q-2015				6.8%
24105 Frampton Ave. (South Bay)		49,841				3Q-2016				7.0%
12247 Lakeland Rd. (Mid-Counties)		24,875				3Q-2016				6.4%
2610 & 2701 S. Birch St. (OC Airport)		98,230				4Q-2016				7.1%
15140 & 15148 Bledsoe St. (SF Valley)		72,000				4Q-2016				N/A(8)
679-691 S. Anderson St. (Central LA)		47,490				2Q-2017				6.3%
18118 - 18120 S. Broadway St. (South Bay)		18,033				2Q-2017				N/A(8)
3880 Valley Blvd. (San Gabriel Valley)		108,550				3Q-2017				6.9%
12131 Western Avenue (West OC)		207,953				4Q-2017				5.9%
228th Street (South Bay)		23,453				4Q-2017				N/A(8)
3233 Mission Oaks Blvd. - Unit H (Ventura)		43,927				1Q-2018				N/A(8)
TOTAL/WEIGHTED AVERAGE		1,026,411								6.6%

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)
Represents the estimated remaining number of months, as of March 31, 2018, for the space to reach stabilization. Includes time to complete construction and lease-up the space. Actual number of months required to reach stabilization may vary materially from our estimates.

(3)
Projected total investment represents the estimated nonrecurring capital expenditures to be incurred on each repositioning project to reach completion. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(4)
Represents the actual cash NOI of repositioning space for the three months ended March 31, 2018. For a definition & discussion of non-GAAP financial measures, see the definitions section beginning on page 25.

(5)
Based on management estimates of annual cash NOI for the repositioning space, once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(6)
As of March 31, 2018, we are repositioning space aggregating 111,419 RSF at 3233 Mission Oaks. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property.

(7)
Actual NOI for the three months ended March 31, 2018, reflects the capitalization of $20 thousand of real estate property taxes and insurance for repositioning space. We will continue to capitalize real estate property taxes and insurance during the period in which construction is taking place to get each repositioning space ready for its intended use.

(8)	We are unable to provide a meaningful stabilized yield for these completed projects as these were partial repositionings of larger properties.

First Quarter 2018 Supplemental Financial Reporting Package	Page 21

Current Year Acquisitions and Dispositions Summary.
As of March 31, 2018	(unaudited results, data represents consolidated portfolio only)

2018 Acquisitions

Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at March 31, 2018
1/17/2018	13971 Norton Avenue	San Bernardino	Inland Empire West	103,208	$11.36	100%	100%
2/23/2018	1900 Proforma Avenue	San Bernardino	Inland Empire West	135,360	$15.92	100%	100%
2/23/2018	1910 Archibald Avenue(1)	San Bernardino	Inland Empire West	60,003	$6.29	66%	63%
2/23/2018	1920 Archibald Avenue(1)	San Bernardino	Inland Empire West	18,240	$1.91	68%	68%
3/13/2018	16010 Shoemaker Avenue	Los Angeles	Mid-Counties	115,600	$17.22	100%	100%
				432,411	$52.70

2018 Dispositions

Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Reason for Selling
1/2/2018	8900-8980 Benson Ave. & 5637 Arrow Hwy.	San Bernardino	Inland Empire West	88,016	$11.44	Opportunistic Sale
1/17/2018	700 Allen Avenue & 1851 Flower Street	Los Angeles	Greater San Fernando Valley	25,168	$10.90	Opportunistic Sale
3/7/2018	200-220 South Grand Avenue	Orange	OC Airport	27,200	$4.52	Opportunistic Sale
				140,384	$26.86

(1)	At March 31, 2018, this property was classified as held for sale.

First Quarter 2018 Supplemental Financial Reporting Package	Page 22

Guidance.
As of March 31, 2018

2018 OUTLOOK*

METRIC	2018 GUIDANCE / ASSUMPTIONS
	INITIAL GUIDANCE	Q1’18 UPDATED GUIDANCE		RESULTS AS OF MARCH 31, 2018
Net Income Attributable to Common Stockholders per diluted share (1)	$0.20 - $0.23	$0.20 - $0.25 (2)	é	$0.15
Company share of Core FFO per diluted share (1)	$1.01 - $1.04	$1.02 - $1.05 (2)	é	$0.27
Same Property Portfolio NOI Growth (3)	6.0% - 8.0%	6.5% - 8.5%	é	9.3%
Stabilized Same Property Portfolio NOI Growth (3)	4.0% - 5.5%	4.5% - 6.0%	é	7.4%
Year-End Same Property Portfolio Occupancy (3)	95.0% - 97.0%	95.0% - 97.0%	—	94.9%
Year-End Stabilized Same Property Portfolio Occupancy (3)	96.5% - 98.0%	96.5% - 98.0%	—	97.5%
General and Administrative Expenses (4)	$24.0 M - $25.0M	$24.0 M - $25.0 M	—	$6.2 M

(1)
Our Net income and Core FFO guidance refers to the Company's in-place portfolio as of May 1, 2018, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of May 1, 2018, reflects the acquisition of five properties totaling 372,691 rentable square feet and the disposition of one property containing 11,808 rentable square feet that occurred subsequent to March 31, 2018.

(2)
See page 28 for a reconciliation of the Company’s guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Core FFO per diluted share.

(3)
Our Same Property Portfolio is a subset of our consolidated portfolio and consists of 127 properties aggregating 14,100,476 rentable square feet that were wholly-owned by us as of January 1, 2017, and still owned by us as of March 31, 2018. Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude 11 of our properties that were or will be in various stages of repositioning (current and future) or lease-up during 2017 and 2018. See page 27 for the definition of Stabilized Same Property Portfolio which includes a list of these 11 properties.

(4)	Our general and administrative expense guidance includes estimated non-cash equity compensation expense of $6.8 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

First Quarter 2018 Supplemental Financial Reporting Package	Page 23

Net Asset Value Components.
At 3/31/2018	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended March 31, 2018
Total operating revenues	$48,433
Property operating expenses	(11,960)
Pro forma effect of uncommenced leases(2)	299
Pro forma effect of acquisitions(3)	395
Pro forma effect of dispositions(4)	(230)
Pro forma NOI effect of properties and space under repositioning(5)	1,903
Pro Forma NOI	38,840
Amortization of net below-market lease intangibles	(1,116)
Straight line rental revenue adjustment	(1,969)
Pro Forma Cash NOI	$35,755

Balance Sheet Items

Other assets and liabilities	March 31, 2018
Cash and cash equivalents	$15,625
Restricted cash	4,211
Rents and other receivables, net	3,328
Other assets	5,961
Acquisition related deposits	4,525
Accounts payable, accrued expenses and other liabilities	(21,441)
Dividends payable	(13,294)
Tenant security deposits	(19,936)
Prepaid rents	(5,540)
Estimated remaining cost to complete repositioning projects	(38,625)
Total other assets and liabilities	$(65,186)

Debt and Shares Outstanding

Total consolidated debt(6)	$662,425
Preferred stock - liquidation preference	$165,000

Common shares outstanding(7)	80,441,338
Operating partnership units outstanding(8)	2,041,175
Total common shares and operating partnership units outstanding	82,482,513

(1)	For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 25 of this report.

(2)	Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of January 1, 2018.

(3)
Represents the estimated incremental NOI from Q1’18 acquisitions as if they had been acquired on January 1, 2018. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of January 1, 2018.

(4)	Represents the actual Q1’18 NOI for properties sold during the current quarter. See page 22 for details related to current year disposition properties.

(5)
Represents the estimated incremental NOI from the properties that were classified as current or future repositioning or lease-up during the three months ended March 31, 2018, assuming that all repositioning work had been completed and all of the properties/space were fully stabilized as of January 1, 2018. See pages 20-21 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of January 1, 2018.

(6)	Excludes unamortized loan discount and debt issuance costs totaling $3.0 million.

(7)	Represents outstanding shares of common stock of the Company, which excludes 226,451 shares of unvested restricted stock.

(8)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 157,5390 vested LTIP Units and excludes 305,894 unvested LTIP Units and 703,248 unvested performance units.

First Quarter 2018 Supplemental Financial Reporting Package	Page 24

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:

•
In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of March 31, 2018, multiplied by 12. Includes only leases that have commenced as of March 31, 2018. Excludes billboard and antenna revenue and tenant reimbursements.

•	In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of March 31, 2018.

•
Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to March 31, 2018, or adjustments for future known non-renewals.

•	ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of March 31, 2018, multiplied by 12.

•
In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of March 31, 2018.

•	Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of March 31, 2018.

•	Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of March 31, 2018.

Capital Expenditures, Non-recurring: Expenditures made in respect of a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made in respect of a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. For the periods presented, Core FFO adjustments consisted of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

First Quarter 2018 Supplemental Financial Reporting Package	Page 25

Notes and Definitions.

Debt Covenants ($ in thousands):

		Mar 31, 2018		Dec 31, 2017
	Current Period Covenant	Amended Credit Facility and $225M Term Loan	$100M Senior Notes and $125M Senior Notes	Amended Credit Facility and $225M Term Loan	$100M Senior Notes
Maximum Leverage Ratio	less than 60%	27.7%	27.7%	28.8%	28.8%
Maximum Secured Leverage Ratio	less than 45%	2.5%	n/a	2.6%	n/a
Maximum Secured Leverage Ratio	less than 40%	n/a	2.5%	n/a	2.6%
Maximum Secured Recourse Debt	less than 15%	—%	—%	—%	—%
Minimum Tangible Net Worth	$1,016,308	$1,581,306	$1,581,306	$1,502,467	$1,502,467
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	3.8 to 1.00	3.8 to 1.00	3.5 to 1.00	3.5 to 1.00
Unencumbered Leverage Ratio	less than 60%	27.2%	27.2%	28.1%	28.1%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.66 to 1.00	6.66 to 1.00	6.23 to 1.00	6.23 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.

Fixed Charge Coverage Ratio:

For the Three Months Ended
Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2017	Dec 31, 2016
EBITDAre	$30,405	$28,184	$26,251	$22,103	$20,639
Amortization of above/below market lease intangibles	(1,116)	(1,067)	(885)	(201)	(117)
Non-cash stock compensation	1,727	1,328	1,330	1,394	1,346
Straight line corporate office rent expense adjustment	(41)	(30)	(19)	(36)	(36)
(Gain) loss on extinguishment of debt	—	(47)	—	—	22
Straight line rental revenue adjustment	(1,969)	(1,478)	(1,307)	(996)	(956)
Capitalized payments	(642)	(640)	(832)	(563)	(510)
Recurring capital expenditures	(854)	(826)	(452)	(857)	(390)
2nd generation tenant improvements and leasing commissions	(983)	(1,480)	(1,618)	(900)	(1,241)
Cash flow for fixed charge coverage calculation	26,527	23,944	22,468	19,944	18,757
Cash interest expense calculation detail:
Interest expense	5,852	5,638	6,271	4,302	3,998
Capitalized interest	371	384	387	458	466
Note payable premium amort.	(1)	38	37	36	58
Amortization of deferred financing costs	(311)	(294)	(290)	(288)	(275)
Cash interest expense	5,911	5,766	6,405	4,508	4,247
Scheduled principal payments	232	264	263	222	301
Preferred stock dividends	2,423	1,909	1,322	1,322	1,322
Fixed charges	$8,566	$7,939	$7,990	$6,052	$5,870

Fixed Charge Coverage Ratio	3.1	x	3.0	x	2.8	x	3.3	x	3.2	x
Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe

First Quarter 2018 Supplemental Financial Reporting Package	Page 26

Notes and Definitions.

that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing.
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2017, and still owned by us as of March 31, 2018. The Company’s computation of same property performance may not be comparable to other REITs.
Stabilization Date - Properties and Space Under Repositioning: We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.
Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years. Stabilized Same Property Portfolio occupancy/leasing statistics exclude vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties aggregating 1,544,022 rentable square feet that were or will be in various stages of repositioning or lease-up during 2017 and 2018:

12131 Western Avenue	301-445 Figueroa Street
14742-14750 Nelson Avenue	3233 Mission Oaks Boulevard
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
2700-2722 Fairview Street

First Quarter 2018 Supplemental Financial Reporting Package	Page 27

Notes and Definitions.

Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Net Income	$15,084	$14,115	$2,009	$19,855	$5,721
Add:
General and administrative	6,162	5,558	5,843	5,123	5,086
Depreciation and amortization	19,452	18,767	17,971	14,515	13,599
Acquisition expenses	9	33	16	20	385
Interest expense	5,852	5,638	6,271	4,302	3,998
Loss on extinguishment of debt	—	(47)	—	—	22
Subtract:
Management, leasing, and development services	103	113	109	145	126
Interest income	—	—	—	218	227
Equity in income from unconsolidated real estate entities	—	—	—	—	11
Gains on sale of real estate	9,983	10,336	—	16,569	2,668
NOI	$36,473	$33,615	$32,001	$26,883	$25,779
Straight line rental revenue adjustment	(1,969)	(1,478)	(1,307)	(996)	(956)
Amortization of above/below market lease intangibles	(1,116)	(1,067)	(885)	(201)	(117)
Cash NOI	$33,388	$31,070	$29,809	$25,686	$24,706

Reconciliation of Net Income to Same Property Portfolio NOI and Same Property Portfolio Cash NOI (in thousands):

	Three Months Ended March 31,
	2018	2017
Net income	$15,084	$5,721
Add:
General and administrative	6,162	5,086
Depreciation and amortization	19,452	13,599
Acquisition expenses	9	385
Interest expense	5,852	3,998
Loss on extinguishment of debt	—	22
Deduct:
Management, leasing and development services	103	126
Interest income	—	227
Equity in income from unconsolidated real estate entities	—	11
Gains on sale of real estate	9,983	2,668
NOI	$36,473	$25,779
Non-Same Property Portfolio operating revenues	(12,011)	(1,221)
Non-Same Property Portfolio property expenses	2,963	542
Same Property Portfolio NOI	$27,425	$25,100
Straight line rental revenue adjustment	(1,324)	(928)
Amortization of above/below market lease intangibles	(68)	(142)
Same Property Portfolio Cash NOI	$26,033	$24,030
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2018 Estimate
	Low	High
Net income attributable to common stockholders	$0.22	$0.25
Company share of depreciation and amortization	$0.92	$0.92
Company share of gains on sale of real estate	$(0.12)	$(0.12)
Company share of Core FFO	$1.02	$1.05

First Quarter 2018 Supplemental Financial Reporting Package	Page 28